Exhibit 99.1

Press Release	Investor Contact:	Media Contact:
	Will Gabrielski	Brendan Ranson-Walsh
	Vice President, Investor Relations	Vice President, Global Communications & Corporate Responsibility
	213.593.8208	213.996.2367
	William.Gabrielski@aecom.com	Brendan.Ranson-Walsh@aecom.com

AECOM reports second quarter fiscal year 2019 results

LOS ANGELES (May 8, 2019) — AECOM (NYSE:ACM), a premier, fully integrated global infrastructure firm, today reported second quarter fiscal year 2019 results.

	Second Quarter					First Half Fiscal 2019
($ in millions, except EPS)	As Reported	Adjusted(1) (Non-GAAP)	As Reported YoY % Change		Adjusted YoY % Change	As Reported	Adjusted(1) (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$5,040	—	5%		—	$10,078	—	4%	—
Operating Income	$168	$211	NM		18%	$252	$395	189%	17%
Net Income	$78	$109	NM		0%	$129	$198	NM	(1)%
EPS (Fully Diluted)	$0.49	$0.69	NM		3%	$0.81	$1.24	NM	0%
EBITDA	—	$235	—		17%	—	$442	—	16%
Wins	$8,100	—	17%		—	$17,800	—	37%	—
Backlog	$61,014	—	22	%(2)	—

Second Quarter and First Half Fiscal 2019 Accomplishments:

•                  Revenue of $5.0 billion in the second quarter increased by 5% over the prior year; organic(3) revenue increased by 7%, highlighted by 14% and 10% growth in the Company’s higher-margin Management Services and Americas design businesses, respectively.

•                  Net income and diluted earnings per share were $78 million and $0.49 in the second quarter, respectively, compared to net loss of $120 million and diluted loss per share of $0.75 in the prior year, which included a $168 million non-cash charge on non-core Oil & Gas assets held for sale; on an adjusted basis, diluted earnings per share(1) was $0.69.

•                  Second quarter adjusted EBITDA(1) increased by 17% over the prior year to $235 million, which reflected strong execution, favorable end market trends, and the benefits of the Company’s $225 million G&A reduction plan.

•                  Year-to-date adjusted EBITDA(1) increased by 16% to $442 million.

•                  Total backlog increased by 22%(2) and set a new record at $61 billion.

•                  Wins in the quarter were $8.1 billion, highlighted by an 18-month extension at the Savannah River Site for the U.S. Department of Energy, a 1.2 book-to-burn(4) ratio in the Americas design business; year-to-date wins of $18 billion set a new record with broad strength across the business.

•                  Second quarter operating cash flow of $107 million and free cash flow(5) of $85 million were consistent with expectations, with the exception of negative impacts from continued working capital investment to support storm recovery efforts in the U.S. Virgin Islands.

•                  The Company is reiterating its full year financial guidance for adjusted EBITDA(1) growth of 12% at the mid-point, adjusted EPS(1) in the range of $2.60-$2.90, and free cash flow(5) in the range of $600-$800 million; the Company expects to achieve at least $1 billion of adjusted EBITDA in fiscal 2020.

Committed to Delivering Strategic Value Creation Actions and Fiscal 2022 Financial Targets:

•                  AECOM has completed nearly all of the actions necessary to achieve its expected $225 million of annual G&A savings by fiscal 2021, and the Company expects to achieve an adjusted operating margin(1) in the DCS segment of at least 7% in fiscal 2019 and at least 7.5% in fiscal 2020.

•                  In order to reduce its risk profile and simplify its operating structure, the Company is accelerating its review of its at-risk construction exposure and is no longer pursuing at-risk construction opportunities in international markets.

•                  Collectively, these actions position the Company to capitalize on its record backlog by focusing resources on higher-margin and lower-risk professional services businesses where its competitive advantages are greatest and financial returns are highest.

•                  The Company remains committed to its fiscal 2018-2022 financial targets, including a 9% adjusted EBITDA(1) CAGR, a 12%-15% adjusted EPS(1) CAGR, and at least $3.5 billion of cumulative free cash flow(5).

•                  The Company continues to execute on its capital allocation priorities with $210 million of shares repurchased to-date under its $1 billion Board authorized repurchase plan; if the stock remains attractively valued, management expects to seek to expand its repurchase capacity and maximize value for its stockholders, while continuing to target achieving 2.5x net leverage(6) by year end.

“We delivered 17% adjusted EBITDA growth in the second quarter and 16% adjusted EBITDA growth in the first half of the fiscal year, which reflects strong execution on our $225 million G&A reduction plan that best positions us to maximize the profitability of our record $61 billion backlog,” said Michael S. Burke, AECOM’s chairman and chief executive officer. “Because of this performance, we are confident in achieving our guidance for 12% adjusted EBITDA growth this year, and we are on track with our financial targets for adjusted EBITDA, adjusted EPS, and free cash flow through fiscal 2022. Our more efficient operating structure, robust end market trends, and strong execution create a favorable environment for us, and we are capitalizing, as evidenced by a record $18 billion of wins in the first half of the year. To maximize the value creation opportunity in the long run, we remain committed to allocating substantially all available free cash flow to execute share repurchases under our $1 billion authorization, while in the short run we will pay down debt to achieve our 2.5x net leverage target by the end of the fiscal year.”

“Our earnings performance in the first half of the year has exceeded our expectations,” said W. Troy Rudd, AECOM’s chief financial officer. “While free cash flow has been impacted by ongoing investments in working capital to support storm recovery efforts in the U.S. Virgin Islands, these impacts are expected to be timing related only, and we expect to deliver free cash flow between $600 million and $800 million for the fifth-consecutive year. We are committed to achieving 2.5x net leverage by the end of fiscal 2019 through debt reduction and EBITDA growth, and allocating substantially all available free cash flow to the best and highest use, which remains share repurchases.”

Wins and Backlog
Wins were $8.1 billion and resulted in a book-to-burn ratio(4) of 1.5. Wins included strong contributions across the business, highlighted by an 18-month extension at the Savannah River Site for the U.S. Department of Energy, a 1.2 book-to-burn ratio in the Americas design business, and substantial wins in the Building Construction business. Total backlog increased by 22%(2) over the prior year to $61 billion, which set a new record for the Company and increases visibility into future growth.

Business Segments

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in markets such as transportation, facilities, environmental, energy, water and government.

Revenue in the second quarter was $2.1 billion and increased by 5%. Constant-currency organic(3) revenue increased by 8%. This performance was highlighted by 10% organic growth in the Americas, which was driven by the water and transportation markets, including a positive contribution from the storm recovery efforts in the Caribbean and Southeastern U.S. In addition, international design markets delivered positive organic growth.

Operating income was $135 million compared to $123 million in the year-ago period. On an adjusted basis, operating income(1) was $140 million compared to $130 million in the year-ago period. Adjusted operating income increased over the prior year period due to strong performance across the business and the benefits from the $225 million of G&A reductions.

Construction Services (CS)

The CS segment provides construction services for energy, sports, commercial, industrial, and public and private infrastructure clients.

Revenue in the second quarter was $1.9 billion and increased by 2%. Constant-currency organic(3) revenue increased by 4%, due primarily to continued strong contributions from the Civil construction and Energy businesses, and a slight decline in the Building Construction business.

Operating income was $24 million compared to operating loss of $180 million in the year-ago period. On an adjusted basis, operating income(1) was $36 million compared to $26 million in the year-ago period. The increase in adjusted operating income was due to strong project execution.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services and information technology services, primarily for agencies of the U.S. government, national governments around the world and commercial customers.

Revenue in the second quarter was $1.0 billion. Revenue and organic(3) revenue growth increased by 14%, reflecting strong conversion of a record level of backlog and strong funding for the U.S. Departments of Defense and Energy clients.

Operating income was $51 million compared to $43 million in the year-ago period. On an adjusted basis, operating income(1) was $61 million compared to $53 million in the year-ago period. The increase in adjusted operating income is the result of strong revenue growth and execution on the business’s record backlog, and a favorable funding environment.

AECOM Capital (ACAP)

The ACAP segment invests in and develops real estate projects. Revenue in the second quarter was $1.5 million and operating income was $9.5 million. During the quarter, ACAP completed the sale of a property that resulted in an approximately 40% IRR and an approximately $10 million gain on its investment.

Tax Rate

The effective tax rate in the second quarter was 18.3%. On an adjusted basis, the effective tax rate was 23.0%. The adjusted tax rate was derived by re-computing the annual effective tax rate on earnings from adjusted net income.(7) The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Cash Flow

Operating cash flow for the second quarter was $107 million and free cash flow(5) was $85 million. Strong underlying cash performance was offset by continued working capital investment related to the Company’s storm recovery work in the U.S. Virgin Islands. Excluding this impact, cash performance was consistent with expectations, and the Company expects its annual free cash flow for fiscal 2019 to be in line with prior guidance of $600 million to $800 million.

Balance Sheet and Capital Allocation

As of March 31, 2019, AECOM had $827 million of total cash and cash equivalents, $3.9 billion of total debt, $3.1 billion of net debt and $1.04 billion in unused capacity under its $1.35 billion revolving credit facility. During the quarter, the Company repurchased $30 million of stock and has repurchased 6.7 million shares since August 2018 under its $1 billion Board authorization.

Financial Outlook and Impacts of Strategic Actions

AECOM’s fiscal 2019 financial guidance is as follows:

Fiscal Year 2019 Outlook
Adjusted EBITDA(1)	$920 - $960 million
Adjusted EPS(1)	$2.60 — $2.90
Free Cash Flow(5)	$600 — $800 million
Adjusted Interest Expense (excluding amortization of deferred financing fees)	$200 million
Amortization(8)	$89 million
Full-Year Share Count	160 million
Effective Tax Rate for Adjusted Earnings(7)	~25%
Capital Expenditures(9)	~$120 million

AECOM continues to expect to incur restructuring costs of between $80 and $90 million in fiscal 2019, nearly all of which have been actioned. The Company continues to expect total cash costs for the restructuring of between $60 and $70 million.

Also included in the Company’s fiscal 2019 guidance is approximately $13 million of EBITDA from AECOM Capital contributions.

Conference Call

AECOM is hosting a conference call today at 12 p.m. Eastern Time, during which management will make a brief presentation focusing on the Company’s results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at http://investors.aecom.com. The webcast will be available for replay following the call.

(1) Excluding acquisition and integration-related items, transaction-related expenses, financing charges in interest expense, foreign exchange gains, the amortization of intangible assets, financial impacts associated with expected and actual dispositions of non-core businesses and assets, restructuring costs and the revaluation of deferred taxes and one-time tax repatriation charge associated with U.S. tax reform. If an individual adjustment has no financial impact then the individual adjustment is not reflected in the Regulation G Information tables. See Regulation G Information for a reconciliation of Non-GAAP measures.

(2) On a constant-currency basis.

(3) Organic growth is year-over-year at constant currency and excludes revenue associated with actual and planned non-core asset and business dispositions. Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

(4) Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

(5) Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals.

(6) Net debt-to-EBITDA, or net leverage, is comprised of EBITDA as defined in the Company’s credit agreement, which excludes stock-based compensation, and net debt as defined as total debt on the Company’s financial statements, net of cash and cash equivalents.

(7) Inclusive of non-controlling interest deduction and adjusted for acquisition and integration expenses, financing charges in interest expense, the amortization of intangible assets and financial impacts associated with actual and planned dispositions of non-core businesses and assets.

(8) Amortization of intangible assets expense includes the impact of amortization included in equity in earnings of joint ventures and non-controlling interests.

(9) Capital expenditures, net of proceeds from disposals.

About AECOM

AECOM (NYSE:ACM) is built to deliver a better world. We design, build, finance and operate critical infrastructure assets for governments, businesses and organizations. As a fully integrated firm, we connect knowledge and experience across our global network of experts to help clients solve their most complex challenges. From high-performance buildings and infrastructure, to resilient communities and environments, to stable and secure nations, our work is transformative, differentiated and vital. A Fortune 500 firm, AECOM had revenue of approximately $20.2 billion during fiscal year 2018. See how we deliver what others can only imagine at aecom.com and @AECOM.

All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cost savings, profitability, cash flows, tax rate, share count, stock repurchases, interest expense, capital expenditures, amortization of intangible assets and financial fees, or other financial items, any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, risk profile and investment strategies and any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; long-term government contracts and subject to uncertainties related to government contract appropriations; government shutdowns; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with business laws and regulations; maintaining adequate surety and financial capacity; high leveraged and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, adjusted tax rate, adjusted interest expense, organic revenue, and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA, adjusted EPS, adjusted net/operating income, adjusted tax rate and adjusted interest expense to exclude the impact of non-operating items, such as amortization expense, taxes, acquisition and integration expenses, and non-core operating losses to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. We present constant currency information, such as organic revenue, to help assess how our underlying businesses performed excluding the effect of foreign currency rate fluctuations to aid investors in better understanding our international operational performance.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release.

When we provide our long term projections for organic revenue growth, adjusted EBITDA, adjusted EPS growth, and free cash flow on a forward-looking basis, the closest corresponding GAAP measure and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to the length, high variability, complexity and low visibility associated with the non-GAAP expectation projected against the multi-year forecast which could significantly impact the GAAP measure.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 31, 2018	March 31, 2019	% Change	March 31, 2018	March 31, 2019	% Change

Revenue	$4,790,910	$5,040,022	5.2%	$9,701,742	$10,077,517	3.9%
Cost of revenue	4,649,638	4,844,660	4.2%	9,424,318	9,711,542	3.0%
Gross profit	141,272	195,362	38.3%	277,424	365,975	31.9%

Equity in earnings of joint ventures	13,038	25,963	99.1%	42,758	38,467	(10.0)%
General and administrative expenses	(30,217)	(37,426)	23.9%	(64,887)	(73,333)	13.0%
Impairment of assets held for sale, including goodwill	(168,178)	—	(100.0)%	(168,178)	—	(100.0)%
Restructuring costs	—	(15,875)	NM	—	(79,170)	NM
(Loss) income from operations	(44,085)	168,024	NM	87,117	251,939	189.2%

Other income	12,507	4,266	(65.9)%	14,790	7,863	(46.8)%
Interest expense	(100,577)	(57,828)	(42.5)%	(156,742)	(113,854)	(27.4)%
(Loss) income before income tax (benefit) expense	(132,155)	114,462	NM	(54,835)	145,948	NM

Income tax (benefit) expense	(24,400)	20,943	NM	(71,493)	(12,657)	(82.3)%

Net (loss) income	(107,755)	93,519	NM	16,658	158,605	852.1%

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(11,978)	(15,674)	30.9%	(25,077)	(29,241)	16.6%

Net (loss) income attributable to AECOM	$(119,733)	$77,845	NM	$(8,419)	$129,364	NM

Net (loss) income attributable to AECOM per share:
Basic	$(0.75)	$0.50	NM	$(0.05)	$0.83	NM
Diluted	$(0.75)	$0.49	NM	$(0.05)	$0.81	NM

Weighted average shares outstanding:
Basic	159,495	156,621	(1.8)%	158,702	156,519	(1.4)%
Diluted	159,495	158,416	(0.7)%	158,702	159,010	0.2%

Balance Sheet Information

(unaudited - in thousands)

	September 30, 2018	March 31, 2019
Balance Sheet Information:
Total cash and cash equivalents	$886,733	$826,878
Accounts receivable and contract assets — net	5,468,821	5,712,831
Working capital	997,645	1,350,453
Total debt, excluding unamortized debt issuance costs	3,673,463	3,933,872
Total assets	14,681,131	14,737,023
Total AECOM stockholders’ equity	4,092,780	4,199,936

AECOM

Reportable Segments

(unaudited - in thousands)

	Design & Consulting Services	Construction Services	Management Services	AECOM Capital	Corporate	Total
Three Months Ended March 31, 2019
Revenue	$2,100,797	$1,917,801	$1,019,937	$1,487	$—	$5,040,022
Cost of revenue	1,971,017	1,901,099	972,544	—	—	4,844,660
Gross profit	129,780	16,702	47,393	1,487	—	195,362
Equity in earnings of joint ventures	5,509	6,810	3,923	9,721	—	25,963
General and administrative expenses	—	—	—	(1,681)	(35,745)	(37,426)
Restructuring costs	—	—	—	—	(15,875)	(15,875)
Income (loss) from operations	$135,289	$23,512	$51,316	$9,527	$(51,620)	$168,024

Gross profit as a % of revenue	6.2%	0.9%	4.6%	—	—	3.9%

Three Months Ended March 31, 2018
Revenue	$2,004,745	$1,888,342	$897,823	$—	$—	$4,790,910
Cost of revenue	1,884,511	1,901,637	863,490	—	—	4,649,638
Gross profit	120,234	(13,295)	34,333	—	—	141,272
Equity in earnings of joint ventures	2,763	1,208	9,067	—	—	13,038
General and administrative expenses	—	—	—	(2,880)	(27,337)	(30,217)
Impairment of assets held for sale, including goodwill	—	(168,178)	—	—	—	(168,178)
Income (loss) from operations	$122,997	$(180,265)	$43,400	$(2,880)	$(27,337)	$(44,085)

Gross profit as a % of revenue	6.0%	(0.7)%	3.8%	—	—	2.9%

Six Months Ended March 31, 2019
Revenue	$4,130,476	$3,932,303	$2,009,318	$5,420	$—	$10,077,517
Cost of revenue	3,885,057	3,912,385	1,914,100	—	—	9,711,542
Gross profit	245,419	19,918	95,218	5,420	—	365,975
Equity in earnings of joint ventures	9,409	14,633	7,189	7,236	—	38,467
General and administrative expenses	—	—	—	(3,408)	(69,925)	(73,333)
Restructuring costs	—	—	—	—	(79,170)	(79,170)
Income (loss) from operations	$254,828	$34,551	$102,407	$9,248	$(149,095)	$251,939

Gross profit as a % of revenue	5.9%	0.5%	4.7%	—	—	3.6%

Contracted backlog	$9,570,692	$10,520,026	$3,480,258	$—	$—	$23,570,976
Awarded backlog	6,896,030	12,652,887	15,488,265	—	—	35,037,182
Unconsolidated JV backlog	—	1,611,494	794,126	—	—	2,405,620
Total backlog	$16,466,722	$24,784,407	$19,762,649	$—	$—	$61,013,778

Six Months Ended March 31, 2018
Revenue	$3,946,645	$4,013,829	$1,741,268	$—	$—	$9,701,742
Cost of revenue	3,748,565	4,000,045	1,675,708	—	—	9,424,318
Gross profit	198,080	13,784	65,560	—	—	277,424
Equity in earnings of joint ventures	10,225	14,614	17,919	—	—	42,758
General and administrative expenses	—	—	—	(5,487)	(59,400)	(64,887)
Impairment of assets held for sale, including goodwill	—	(168,178)	—	—	—	(168,178)
Income (loss) from operations	$208,305	$(139,780)	$83,479	$(5,487)	$(59,400)	$87,117

Gross profit as a % of revenue	5.0%	0.3%	3.8%	—	—	2.9%

Contracted backlog	$9,238,472	$10,981,745	$2,715,448	$—	$—	$22,935,665
Awarded backlog	7,935,382	5,719,996	10,218,800	—	—	23,874,178
Unconsolidated JV backlog	—	2,267,647	858,389	—	—	3,126,036
Total backlog	$17,173,854	$18,969,388	$13,792,637	$—	$—	$49,935,879

AECOM

Regulation G Information

($ in millions)

Reconciliation of Net Income Attributable to AECOM to EBITDA and to Adjusted EBITDA

	Three Months Ended			Six Months Ended
	Mar 31, 2018	Dec 31, 2018	Mar 31, 2019	Mar 31, 2018	Mar 31, 2019

Net (loss) income attributable to AECOM	$(119.7)	$51.5	$77.9	$(8.4)	$129.4
Income tax (benefit) expense	(24.4)	(33.6)	20.9	(71.5)	(12.7)
(Loss) income attributable to AECOM before income taxes	(144.1)	17.9	98.8	(79.9)	116.7
Depreciation and amortization expense(1)	81.0	64.3	66.4	144.5	130.7
Interest income(2)	(3.4)	(2.7)	(3.0)	(5.2)	(5.7)
Interest expense(3)	90.9	53.5	55.4	144.2	108.9
EBITDA	$24.4	$133.0	$217.6	$203.6	$350.6
Transaction-related expenses	—	—	4.4	—	4.4
Non-core operating losses	21.2	15.0	1.1	21.2	16.1
Impairment of assets held for sale, including goodwill	168.2	—	—	168.2	—
Acquisition and integration-related items	—	(3.9)	(3.7)	—	(7.6)
Restructuring costs	—	63.3	15.9	—	79.2
FX gain from forward currency contract	(9.1)	—	—	(9.1)	—
Depreciation expense included in non-core operating losses and acquisition and integration expenses above	(3.8)	(0.2)	(0.2)	(3.8)	(0.4)
Adjusted EBITDA	$200.9	$207.2	$235.1	$380.1	$442.3

(1) Includes the amount for noncontrolling interests in consolidated subsidiaries;      (2) Included in other income;       (3) Excludes related amortization

	Fiscal Years Ended Sep 30,
	2016	2017	2018

Net income attributable to AECOM	$96.1	$339.4	$136.5
Income tax (benefit) expense	(37.9)	7.7	(19.6)
Income attributable to AECOM before income taxes	58.2	347.1	116.9
Depreciation and amortization expense(1)	414.5	280.0	281.0
Interest income(2)	(4.3)	(5.5)	(9.6)
Interest expense(3)	225.8	212.4	249.4
EBITDA	$694.2	$834.0	$637.7
Non-core operating losses	36.9	9.4	57.4
Impairment of assets held for sale, including goodwill	—	—	168.2
Acquisition and integration-related items	213.6	38.7	(10.9)
Loss (gain) on disposal activity	42.6	(0.6)	2.9
FX gain from forward currency contract	—	—	(9.1)
Depreciation expense included in non-core operating losses and acquisition and integration-related items above	(28.8)	(0.8)	(9.7)
Adjusted EBITDA	$958.5	$880.7	$836.5

(1) Includes the amount for noncontrolling interests in consolidated subsidiaries;      (2) Included in other income;       (3) Excludes related amortization

Reconciliation of Total Debt to Net Debt

	Balances at:
	Mar 31, 2018	Dec 31, 2018	Mar 31, 2019
Short-term debt	$9.8	$46.1	$48.4
Current portion of long-term debt	123.9	114.7	109.9
Long-term debt, gross	3,865.4	3,803.7	3,775.6
Total debt excluding unamortized debt issuance costs	3,999.1	3,964.5	3,933.9
Less: Total cash and cash equivalents	867.2	838.3	826.9
Net debt	$3,131.9	$3,126.2	$3,107.0

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	Mar 31, 2018	Dec 31, 2018	Mar 31, 2019
Net cash provided by (used in) operating activities	$118.4	$(200.4)	$107.4
Capital expenditures, net	(23.7)	(21.9)	(22.5)
Free cash flow	$94.7	$(222.3)	$84.9

	Fiscal Years Ended Sep 30,
	2015	2016	2017	2018
Net cash provided by operating activities	$764.4	$814.2	$696.7	$774.6
Capital expenditures, net	(69.4)	(136.8)	(78.5)	(86.9)
Free cash flow	$695.0	$677.4	$618.2	$687.7

AECOM

Regulation G Information

($ in millions)

	Three Months Ended			Six Months Ended
	Mar 31, 2018	Dec 31, 2018	Mar 31, 2019	Mar 31, 2018	Mar 31, 2019

Reconciliation of Income from Operations to Adjusted Income from Operations

(Loss) income from operations	$(44.1)	$83.9	$168.0	$87.1	$251.9
Transaction-related expense	—	—	4.4	—	4.4
Non-core operating losses	21.2	15.0	1.1	21.2	16.1
Impairment of assets held for sale, including goodwill	168.2	—	—	168.2	—
Acquisition and integration-related items	—	(4.3)	(4.1)	—	(8.4)
Restructuring costs	—	63.3	15.9	—	79.2
Amortization of intangible assets	33.7	25.7	25.8	60.6	51.5
Adjusted income from operations	$179.0	$183.6	$211.1	$337.1	$394.7

Reconciliation of Income Before Income Taxes to Adjusted Income Before Income Taxes

(Loss) income before income tax (benefit) expense	$(132.1)	$31.5	$114.4	$(54.8)	$145.9
Transaction-related expenses	—	—	4.4	—	4.4
Non-core operating losses	21.2	15.0	1.1	21.2	16.1
Impairment of assets held for sale, including goodwill	168.2	—	—	168.2	—
Acquisition and integration-related items	—	(4.3)	(4.1)	—	(8.4)
Restructuring costs	—	63.3	15.9	—	79.2
Amortization of intangible assets	33.7	25.7	25.8	60.6	51.5
FX gain from forward currency contract	(9.1)	—	—	(9.1)	—
Financing charges in interest expense	44.2	2.4	2.4	47.1	4.8
Adjusted income before adjusted income tax expense	$126.1	$133.6	$159.9	$233.2	$293.5

Reconciliation of Income Taxes to Adjusted Income Taxes

Income tax (benefit) expense	$(24.4)	$(33.6)	$20.9	$(71.5)	$(12.7)
Tax effect of the above adjustments*	26.6	28.5	13.0	32.0	41.5
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	—	1.5	—	41.7	1.5
Valuation allowances and other tax only items	—	32.1	(1.3)	—	30.8
Adjusted income tax expense	$2.2	$28.5	$32.6	$2.2	$61.1

*  Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Noncontrolling Interests to Adjusted Noncontrolling Interests

Noncontrolling interests in income of consolidated subsidiaries, net of tax	$(12.0)	$(13.6)	$(15.6)	$(25.1)	$(29.2)
Acquisition and integration-related items, net of tax	—	0.4	0.4	—	0.8
Amortization of intangible assets included in NCI, net of tax	(3.3)	(3.0)	(3.2)	(5.8)	(6.2)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(15.3)	$(16.2)	$(18.4)	$(30.9)	$(34.6)

Reconciliation of Net Income Attributable to AECOM to Adjusted Net Income Attributable to AECOM

Net (loss) income attributable to AECOM	$(119.7)	$51.5	$77.9	$(8.4)	$129.4
Transaction-related expenses	—	—	4.4	—	4.4
Non-core operating losses	21.2	15.0	1.1	21.2	16.1
Impairment of assets held for sale, including goodwill	168.2	—	—	168.2	—
Acquisition and integration-related items	—	(3.9)	(3.7)	—	(7.6)
Restructuring costs	—	63.3	15.9	—	79.2
Amortization of intangible assets	33.7	25.7	25.8	60.6	51.5
FX gain from forward currency contract	(9.1)	—	—	(9.1)	—
Financing charges in interest expense	44.2	2.4	2.4	47.1	4.8
Tax effect of the above adjustments*	(26.6)	(28.5)	(13.0)	(32.0)	(41.5)
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	—	(1.5)	—	(41.7)	(1.5)
Valuation allowances and other tax only items	—	(32.1)	1.3	—	(30.8)
Amortization of intangible assets included in NCI, net of tax	(3.3)	(3.0)	(3.2)	(5.8)	(6.2)
Adjusted net income attributable to AECOM	$108.6	$88.9	$108.9	$200.1	$197.8

*  Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

AECOM

Regulation G Information

($ in millions, except per share data)

	Three Months Ended			Six Months Ended
	Mar 31, 2018	Dec 31, 2018	Mar 31, 2019	Mar 31, 2018	Mar 31, 2019

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share

Net (loss) income attributable to AECOM — per diluted share	$(0.75)	$0.32	$0.49	$(0.05)	$0.81
Per diluted share adjustments:
Transaction-related expenses	—	—	0.03	—	0.03
Non-core operating losses	0.13	0.09	0.01	0.13	0.10
Impairment of assets held for sale, including goodwill	1.04	—	—	1.04	—
Acquisition and integration-related items	—	(0.02)	(0.02)	—	(0.05)
Restructuring costs	—	0.40	0.10	—	0.50
Amortization of intangible assets	0.21	0.16	0.16	0.37	0.32
FX gain from forward currency contract	(0.06)	—	—	(0.06)	—
Financing charges in interest expense	0.27	0.02	0.02	0.29	0.03
Tax effect of the above adjustments*	(0.15)	(0.18)	(0.09)	(0.19)	(0.26)
Revaluation of deferred taxes and one-time tax repatriation charges associated with U.S. tax reform	—	(0.01)	—	(0.25)	(0.01)
Valuation allowances and other tax only items	—	(0.20)	0.01	—	(0.19)
Amortization of intangible assets included in NCI, net of tax	(0.02)	(0.02)	(0.02)	(0.04)	(0.04)
Adjusted net income attributable to AECOM — per diluted share	$0.67	$0.56	$0.69	$1.24	$1.24
Weighted average shares outstanding — diluted	162.2	159.6	158.4	162.0	159.6

*  Adjusts the income tax expense (benefit) during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of EBITDA to Adjusted Income from Operations

EBITDA(1)	$24.4	$133.0	$217.6	$203.6	$350.6
Transaction-related expenses	—	—	4.4	—	4.4
Non-core operating losses	21.2	15.0	1.1	21.2	16.1
Impairment of assets held for sale, including goodwill	168.2	—	—	168.2	—
Acquisition and integration-related items	—	(3.9)	(3.7)	—	(7.6)
Restructuring costs	—	63.3	15.9	—	79.2
FX gain from forward currency contract	(9.1)	—	—	(9.1)	—
Depreciation expense included in non-core operating losses and acquisition and integration-related items above	(3.8)	(0.2)	(0.2)	(3.8)	(0.4)
Adjusted EBITDA	$200.9	$207.2	$235.1	$380.1	$442.3
Other income	(12.5)	(3.6)	(4.3)	(14.8)	(7.9)
FX gain from forward currency contract	9.1	—	—	9.1	—
Interest income(2)	3.4	2.7	3.0	5.2	5.7
Depreciation(3)	(37.2)	(38.9)	(41.3)	(73.4)	(80.2)
Noncontrolling interests in income of consolidated subsidiaries, net of tax	12.0	13.6	15.7	25.1	29.3
Acquisition and integration-related items included in NCI, net of tax	—	(0.4)	(0.4)	—	(0.8)
Amortization of intangible assets included in NCI, net of tax	3.3	3.0	3.3	5.8	6.3
Adjusted income from operations	$179.0	$183.6	$211.1	$337.1	$394.7

(1) See Reconciliation of Net Income Attributable to AECOM to EBITDA and to Adjusted EBITDA; (2) Included in other income;

(3) Excludes depreciation from non-core operating losses, and acquisition and integration expenses

AECOM

Regulation G Information

($ in millions)

	Three Months Ended			Six Months Ended
	Mar 31, 2018	Dec 31, 2018	Mar 31, 2019	Mar 31, 2018	Mar 31, 2019

Reconciliation of Segment Income from Operations to Adjusted Income from Operations
Design & Consulting Services Segment:
Income from operations	$123.0	$119.5	$135.3	$208.3	$254.8
Non-core operating losses/(income)	1.2	0.9	(1.2)	1.2	(0.3)
Amortization of intangible assets	6.2	6.0	6.1	12.4	12.1
Adjusted income from operations	$130.4	$126.4	$140.2	$221.9	$266.6

Construction Services Segment:
(Loss) income from operations	$(180.3)	$11.0	$23.6	$(139.8)	$34.6
Acquisition and integration-related items	—	(4.3)	(4.1)	—	(8.4)
Transaction-related expenses	—	—	4.4	—	4.4
Non-core operating losses	20.0	14.1	2.3	20.0	16.4
Impairment of assets held for sale, including goodwill	168.2	—	—	168.2	—
Amortization of intangible assets	17.8	10.2	10.2	28.6	20.4
Adjusted income from operations	$25.7	$31.0	$36.4	$77.0	$67.4

Management Services Segment:
Income from operations	$43.4	$51.1	$51.3	$83.5	$102.4
Amortization of intangible assets	9.7	9.5	9.5	19.6	19.0
Adjusted income from operations	$53.1	$60.6	$60.8	$103.1	$121.4

AECOM

Regulation G Information

FY19 GAAP EPS Guidance based on Adjusted EPS Guidance

(all figures approximate)	Fiscal Year End 2019
GAAP EPS Guidance	$1.89 to $2.24
Adjusted EPS Excludes:
Amortization of intangible assets	$0.56
Acquisition and integration-related items	($0.09)
FY19 restructuring	$0.50 to $0.56
Financing charges in interest expense	$0.06
Year-to-date transaction-related expenses	$0.03
Year-to-date non-core operating losses	$0.10
Tax effect of the above items*	($0.32)
Tax expense associated with U.S. tax reform	($0.18)
Adjusted EPS Guidance	$2.60 to $2.90

*The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

FY19 GAAP Net Income Guidance based on Adjusted EBITDA Guidance

(in millions, all figures approximate)	Fiscal Year End 2019
GAAP Net Income Attributable to AECOM Guidance*	$302 to $358
Adjusted Net Income Attributable to AECOM Excludes:
Amortization of intangible assets, net of NCI	$89
Acquisition and integration-related items	($15)
FY19 restructuring	$80 to $90
Financing charges in interest expense	$10
Year-to-date transaction-related expenses	$4
Year-to-date non-core operating losses	$16
Tax effect of the above items**	($51)
Tax expense associated with U.S. tax reform	($29)
Adjusted Net Income Attributable to AECOM	$417 to $463
Adjusted EBITDA Excludes:
Adjusted interest expense	$200
Depreciation	$150
Taxes	$150
Adjusted EBITDA Guidance	$920 to $960

*Calculated based on the mid-point of AECOM’s fiscal year 2019 EPS guidance.

**The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

Note: the components in this table may not sum to the total due to rounding.

FY19 GAAP Tax Rate Guidance based on Adjusted Tax Rate Guidance

(all figures approximate)	Fiscal Year End 2019
GAAP Tax Rate Guidance	13%
Tax rate impact from adjustments to GAAP earnings	9%
Tax rate impact from inclusion of NCI deduction	3%
Effective Tax Rate for Adjusted Earnings Guidance	25%

FY19 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions, all figures approximate)	Fiscal Year End 2019
GAAP Interest Expense Guidance	$220
Financing charges in interest expense	$10
Interest income	$10
Adjusted Interest Expense Guidance	$200